Exhibit 5(A)



                                                              May 8, 2000



Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601


                           RE: Registration Statement on Form S-8


Gentlemen:

         I am Senior Vice President, Secretary and General Counsel of Old Republic International Corporation, a Delaware corporation (the "Company"). This opinion is rendered in connection with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") relating to the registration of 500,000 shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), and participating interests ("Participations") pursuant to the terms of the Republic Mortgage Insurance Company Profit Sharing Plan (the "Plan"). In this connection, I have examined originals or copies identified to my satisfaction of such documents, corporate and other records, certificates and other papers as I deemed necessary to examine for purposes of this opinion, including but not limited to the Restated Certificate of Incorporation and By-laws of the Company, as amended, resolutions of the board of directors of the Company, and the Plan.

         It is my opinion that the Shares and Participations, when issued pursuant to the Plan will be legally issued, and that the Shares, when issued pursuant to the Plan, will be fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under "Interests of Named Experts and Counsel" in the Registration Statement and under "Legal Opinions" in the related Prospectus.

                                                  Very truly yours,

                                                  /s/ Spencer LeRoy III

                                                  Spencer LeRoy III
                                                  Senior Vice President,
                                                  Secretary and General Counsel

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